Exhibit 99.1

Fisher Scientific International Inc.
NEWS RELEASE

Media Contact:	Investor Contact:
Gia L. Oei, 603-929-2489	Chet Mehta, 603-929-2260
E-mail: Gia.Oei@fishersci.com	E-mail: Chet.Mehta@fishersci.com
Fisher Scientific Reports Record Earnings and Cash Flow
with 2005 EPS of $3.58;
Company Projects 2006 EPS Range of $4.05 — $4.20
HAMPTON, N.H., Feb. 7, 2006 — Fisher Scientific International Inc. (NYSE: FSH), a world leader in serving science, today reported its results for the fourth quarter and full year that ended Dec. 31, 2005.
Highlights of Fisher’s performance in 2005 include:
● Record sales of $5,579.4 million, a 20.6 percent increase over 2004;

● Diluted earnings per share (EPS) of $3.58, excluding nonrecurring charges and special items; and

● Record operating cash flow of $612.0 million.
Guidance highlights:
● Fisher is projecting revenue growth of 8 percent to 10 percent, with organic growth of 6 percent to 8 percent, in each case, excluding foreign exchange translation effects.

● The company expects full-year 2006 EPS to be in the range of $4.05 to $4.20.

● Fisher is projecting 2006 operating cash flow will be in the range of $675 million to $700 million.
     “Fisher had another outstanding year in 2005 with earnings and cash flow reaching new highs,” said Paul M. Montrone, chairman and chief executive officer. “We achieved strong financial results and are well positioned to capitalize on the broad range of growth opportunities in 2006 and beyond.”
- more -

Fisher Scientific Reports Record Earnings and Cash Flow — Page 2
Fourth-Quarter Reported Results
     Sales for the fourth quarter rose to $1,423.9 million compared with $1,321.3 million in the corresponding period of 2004. Excluding the translation effect of foreign exchange, sales totaled $1,444.5 million in the fourth quarter, a 9.3 percent increase over the same period in 2004, including 7.4 points of organic growth in the core scientific-research and healthcare markets. Including the forecasted soft demand for safety-related products, organic growth was 5.8 percent.
     Fourth-quarter net income more than doubled to $117.2 million, or 91 cents per diluted share, compared with $51.0 million, or 41 cents per diluted share, in the fourth quarter of 2004. Net income for the fourth quarter includes $4.6 million, net of tax ($5.7 million pre-tax) of nonrecurring costs and special items, which are detailed in the attached supplementary tables.
Full-Year 2005 Reported Results
     For the year ended Dec. 31, 2005, sales totaled $5,579.4 million, a 20.6 percent increase over sales in 2004, reflecting strong performance in the company’s core scientific-research and healthcare markets as well as the contributions of Apogent. Excluding the translation effect of foreign exchange, sales totaled $5,570.5 million in 2005, a 20.4 percent increase over the prior year, including 6.4 points of organic growth in the core scientific-research and healthcare markets. Including sales of safety-related products, organic growth was 4.7 percent.
     Full-year income from continuing operations more than doubled to $371.9 million, or $2.92 per diluted share, and includes $83.8 million, net of tax ($139.3 million pre-tax), of nonrecurring costs and special items, which are detailed in the attached supplementary tables. The company’s income from continuing operations for 2004 was $161.8 million, or $1.75 per diluted share, and includes $100.3 million, net of tax ($183.2 million pre-tax) of nonrecurring costs and special items.
     Full-year net income increased to $389.1 million, or $3.05 per diluted share, compared with net income of $166.4 million, or $1.80 per diluted share, in 2004.
- more -

Fisher Scientific Reports Record Earnings and Cash Flow — Page 3
     Cash from operations for the year ended Dec. 31, 2005, totaled a record $612.0 million, primarily reflecting growth in earnings. Capital expenditures for 2005 increased to $127.8 million, related primarily to manufacturing facility consolidations and expansion of the company’s biopharma services business. Free cash flow, defined as cash from operations less capital expenditures, totaled $484.2 million for 2005.
Pro Forma Financial Results
     The following discussion excludes previously disclosed nonrecurring charges and special items in 2004 and 2005. In the attached supplementary information tables, these items are reconciled to the most directly comparable financial measures computed in accordance with accounting principles generally accepted in the United States (GAAP).
     Operating income for the fourth quarter increased 21.9 percent to $192.1 million compared with $157.6 million in the same quarter of the prior year.
     Fourth-quarter net income increased 29.3 percent to $121.8 million compared with net income of $94.2 million in the corresponding period of 2004, primarily reflecting an increase in operating income. Diluted EPS was 95 cents in the fourth quarter compared with 76 cents in the fourth quarter of 2004. Diluted EPS excluding intangible asset amortization, net of tax, totaled $1.02 compared with 83 cents in the same period last year.
     For the full year, operating income increased to $734.8 million from $470.8 million during 2004. Net income for the full year increased to $456.6 million from net income of $266.7 million in the prior year. For 2005, diluted EPS was $3.58 compared with $2.89 in 2004. Diluted EPS excluding intangible asset amortization expense, net of tax, increased to $3.85 for the year compared with $3.12 in the prior year. The effect of FAS 123R would have been approximately 29 cents per share.
- more -

Fisher Scientific Reports Record Earnings and Cash Flow — Page 4
Business-Segment Results
     Sales of scientific products and services in the fourth quarter totaled $1,066.9 million, an increase of 9.3 percent over sales of $976.2 million in the prior-year period. Excluding the translation effect of foreign exchange, fourth-quarter sales of scientific products and services were $1,085.8 million, an increase of 11.2 percent over the same period in 2004, with 8.9 points of this increase from organic growth in the core scientific-research market. The organic growth was driven by strong performance across pharmaceutical, biotechnology, academic and industrial customers. Fourth-quarter operating income for the scientific products and services segment increased 21.4 percent to $146.2 million from $120.4 million in the same period of 2004.
     For the full year, sales of scientific products and services rose by 19.9 percent to $4,141.2 million from $3,454.7 million in 2004. Excluding the translation effect of foreign exchange, sales in this segment grew by 19.6 percent from the prior year. Full-year operating income grew 49.9 percent to $562.7 million, compared with $375.5 million in the prior year.
     Fourth-quarter sales of healthcare products and services reached $324.0 million, an increase of 4.5 percent over sales of $310.1 million in the prior-year period. Excluding the translation effect of foreign exchange, sales growth was 5.0 percent, with 4.6 points of this increase from organic growth. Operating income for the healthcare segment increased 28.4 percent to $46.6 million in the fourth quarter compared with $36.3 million in the same period in 2004.
     Healthcare sales for the full year increased 26.4 percent to $1,304.4 million compared with $1,032.0 million in 2004. Excluding the translation effect of foreign exchange, sales grew by 26.3 percent from the prior year. Full-year operating income nearly doubled to $172.9 million from $92.8 million in the previous year.
- more -

Fisher Scientific Reports Record Earnings and Cash Flow — Page 5
     Sales in the laboratory-workstations segment totaled $50.5 million in the quarter, which was relatively flat with the fourth quarter of 2004. The lab-workstations segment had an operating loss in the quarter of $(0.7) million compared with operating income of $0.9 million in the corresponding period of 2004. Full-year sales were $200.6 million compared with $176.1 million in 2004. For the full year, the lab-workstations segment experienced an operating loss of $(0.7) million compared with operating income of $2.8 million in 2004. Backlog totaled $98 million at the end of 2005 compared with $134 million at the same time in 2004.
     Fisher continues to make progress on its production efforts for lab workstations in Mexico. However, the market conditions for this business remain challenging. Therefore, Fisher is evaluating its fit in the strategic direction of the company.
Company Outlook
     The company’s outlook for 2006 sales, operating income and earnings excludes the results of its laboratory-workstations segment.
     For 2006, Fisher Scientific expects total revenue growth, excluding the translation effect of foreign exchange, to be in the 8 percent to 10 percent range with organic growth in the range of 6 percent to 8 percent. For the full year 2006, Fisher expects operating margins to be in the 14.1 percent to 14.3 percent range.
     The company expects its 2006 earnings will be in the range of $4.05 to $4.20 per diluted share, with diluted EPS excluding intangible asset amortization expense, net of tax, of $4.35 to $4.50. The company’s guidance for operating income and earnings excludes the effect of equity-based compensation expense related to FAS 123R, which is expected to be approximately 28 cents per share.
     Fisher projects 2006 cash from operations to be in the range of $675 million to $700 million. Free cash flow is projected to be in the range of $525 million to $550 million.
- more -

Fisher Scientific Reports Record Earnings and Cash Flow — Page 6
     Fisher expects first-quarter EPS to be in the range of 88 cents to 90 cents, reflecting increased research and development spending and investments in sales and marketing initiatives, primarily in the company’s biosciences and healthcare businesses.
Upcoming Presentations
     Fisher Scientific will present at the following:
●	Merrill Lynch Global Pharmaceutical, Biotechnology and Medical Device Conference on Feb. 9 at 11:40 a.m. EST at the Grand Hyatt Hotel in New York City. Access to the webcast of the presentation and the presentation slides will be available on the company’s Web site at www.fisherscientific.com on the day of the conference and will be archived until March 1.

●	Lehman Brothers Ninth Annual Global Healthcare Conference on March 9 at 8 a.m. EST at the Loews Miami Beach Hotel, in Miami Beach.
Conference Call Scheduled
     Fisher will host a teleconference to discuss its 2005 financial results and 2006 guidance on Wednesday, Feb. 8, at 10 a.m. EST. Interested parties who would like to participate may call 800-299-8538 (passcode: Fisher Scientific). International callers should dial (+1) 617-786-2902. Following the call, an audio replay will be available for two weeks. Callers from the United States should dial 888-286-8010. International callers should dial (+1) 617-801-6888. The conference replay code is 52334680. The conference call will also be webcast on Fisher’s Web site (www.fisherscientific.com). The webcast may be accessed on the Investor Relations Info page and will be archived until March 8.
- more -

Fisher Scientific Reports Record Earnings and Cash Flow — Page 7
Fisher Scientific: A World Leader in Serving Science
Fisher Scientific International Inc. (NYSE: FSH) is a leading provider of products and services to the scientific community. Fisher facilitates discovery by supplying researchers and clinicians in labs around the world with the tools they need. We serve pharmaceutical and biotech companies; colleges and universities; medical-research institutions; hospitals; reference, quality-control, process-control and R&D labs in various industries; as well as government agencies. From biochemicals, cell-culture media and proprietary RNAi technology to rapid-diagnostic tests, safety products and other consumable supplies, Fisher provides more than 600,000 products and services. This broad offering, combined with Fisher’s globally integrated supply chain and unmatched sales and marketing presence, helps make our 350,000 customers more efficient and effective at what they do.
Founded in 1902, Fisher Scientific is a FORTUNE 500 company and is a component of the S&P 500 Index. With approximately 19,500 employees worldwide, the company had revenues of $5.6 billion in 2005. Fisher Scientific is a company committed to high standards and delivering on our promises — to customers, shareholders and employees alike. Additional information about Fisher is available on the company’s Web site at www.fisherscientific.com.
Use of Non-GAAP Financial Measures
To supplement Fisher Scientific’s financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the company provides certain non-GAAP measures of financial performance and liquidity, as more fully discussed below.
Fisher Scientific defines adjusted net income, adjusted diluted net income per share (also referred to as adjusted diluted earnings per share), adjusted operating income and adjusted operating margin as net income, diluted net income per share, operating income and operating margin, respectively, each computed in accordance with GAAP, excluding items that the company considers to be nonrecurring to the company’s operations. The company calculates and discloses these non-GAAP measures because it believes that these measures may assist investors in evaluating trends of the company’s operating results without regard to items that are not considered recurring. Fisher defines adjusted diluted net income per share excluding intangible asset amortization as adjusted diluted net income per share less amortization of intangible assets as calculated on a per diluted share basis. The company calculates and discloses this measure because it believes that the exclusion of the intangibles amortization may assist investors in evaluating the company’s operating results that are consistent over time for both newly acquired and historical businesses. The company defines free cash flow as cash provided by operating activities less capital expenditures, each computed in accordance with GAAP. Fisher Scientific believes that free cash flow is a useful measure of liquidity.
Investors should recognize these non-GAAP measures may not be comparable to similarly titled measures of other companies and that the measures presented are not a substitute or alternative for measures of financial performance determined in accordance with GAAP.
- more -

Fisher Scientific Reports Record Earnings and Cash Flow — Page 8
Forward-looking Statements
This announcement includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such statements are based on current expectations and projections about future events. No assurances can be given that Fisher Scientific’s assumptions and expectations will prove to have been correct, and actual results could vary materially from these assumptions and expectations. Important factors that could cause actual results to differ materially from the results predicted include challenges presented by our acquisitions; economic and political risks related to our international operations; changes in the healthcare industry; the impact of government regulation; dependence on our customers’ research and development efforts; and changes or disruptions in our relationships with our customers, suppliers and key employees, together with other potential risks and uncertainties, all of which are detailed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Fisher Scientific’s annual reports on Form 10-K and its other filings with the Securities and Exchange Commission. Copies of such reports are available on Fisher Scientific’s Web site at www.fisherscientific.com and on the SEC’s Web site at www.sec.gov. Fisher Scientific undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
- more -

Table 1
Fisher Scientific International Inc.
Consolidated Statement of Operations
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net sales	$1,423.9	$1,321.3	$5,579.4	$4,627.3

Cost of sales	926.0	896.8	3,668.8	3,272.5

Selling, general and administrative expense	307.4	378.4	1,230.1	1,065.5

Restructuring expense	5.2	6.2	22.8	7.8

Operating income	185.3	39.9	657.7	281.5

Interest expense	29.2	31.1	109.3	104.8

Other (income) expense, net	(3.4)	(25.6)	60.3	(10.4)

Income from continuing operations before income taxes	159.5	34.4	488.1	187.1

Income tax provision	42.3	(16.2)	116.2	25.3

Income from continuing operations	117.2	50.6	371.9	161.8

Income from discontinued operations, including gain on disposal of $17.0, net of tax for the twelve-month period ended December 31, 2005	—	0.4	17.2	4.6

Net income	$117.2	$51.0	$389.1	$166.4

Basic net income per common share:
Income from continuing operations	$0.95	$0.43	$3.06	$1.88
Income from discontinued operations	0.00	0.00	0.14	0.05

Net income	$0.95	$0.43	$3.20	$1.93

Diluted net income per common share:
Income from continuing operations	$0.91	$0.41	$2.92	$1.75
Income from discontinued operations	0.00	0.00	0.13	0.05

Net income	$0.91	$0.41	$3.05	$1.80

Weighted average common shares outstanding:
Basic	123.1	117.8	121.5	86.2

Diluted	128.5	124.2	127.5	92.2

Atos Medical Holding AB was sold on April 5, 2005, and is reflected as a discontinued operation for all periods presented.

Table 2
Fisher Scientific International Inc.
Segment Results
(in millions)
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
		Growth			Growth
	2005	Rate	2004	2005	Rate	2004
Net sales
Scientific Products and Services	$1,066.9	9.3%	$976.2	$4,141.2	19.9%	$3,454.7

Healthcare Products and Services	324.0	4.5%	310.1	1,304.4	26.4%	1,032.0

Laboratory Workstations	50.5	1.4%	49.8	200.6	13.9%	176.1

Eliminations	(17.5)		(14.8)	(66.8)		(35.5)

Total	$1,423.9	7.8%	$1,321.3	$5,579.4	20.6%	$4,627.3

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
		Operating		Operating		Operating		Operating
	2005	Margin	2004	Margin	2005	Margin	2004	Margin
Operating income
Scientific Products and Services	$146.2	13.7%	$120.4	12.3%	$562.7	13.6%	$375.5	10.9%

Healthcare Products and Services	46.6	14.4%	36.3	11.7%	172.9	13.3%	92.8	9.0%

Laboratory Workstations	(0.7)	-1.4%	0.9	1.8%	(0.7)	-0.3%	2.8	1.6%

Eliminations	—		—		(0.1)		(0.3)

Segment sub-total	192.1	13.5%	157.6	11.9%	734.8	13.2%	470.8	10.2%

Restructuring expense	(5.2)		(6.2)		(22.8)		(7.8)
Acquisition, integration and other costs	(1.6)		(88.9)		(33.6)		(98.6)
Inventory step-up	—		(22.6)		(20.7)		(82.9)

Operating income	$185.3	13.0%	$39.9	3.0%	$657.7	11.8%	$281.5	6.1%

Table 3
Fisher Scientific International Inc.
Condensed Consolidated Balance Sheet
(in millions)

	December 31,	December 31,
	2005	2004
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$407.2	$162.5
Accounts receivable	697.0	632.8
Inventories	605.6	622.4
Other current assets	281.5	264.5
Assets held for sale	—	94.2

Total current assets	1,991.3	1,776.4

Property, plant and equipment	831.3	785.4
Goodwill	3,769.8	3,756.9
Intangible assets	1,569.1	1,565.4
Other assets	268.8	206.1

Total assets	$8,430.3	$8,090.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$74.6	$39.4
Accounts payable	501.1	468.5
Accrued and other current liabilities	444.6	452.9
Liabilities held for sale	—	8.9

Total current liabilities	1,020.3	969.7

Long-term debt	2,135.5	2,309.2
Other long-term liabilities	970.2	941.3

Total liabilities	4,126.0	4,220.2

Stockholders’ equity	4,304.3	3,870.0

Total liabilities and stockholders’ equity	$8,430.3	$8,090.2

Atos Medical Holding AB was sold on April 5, 2005, and is reflected as a discontinued operation for all periods presented.

Table 4
Fisher Scientific International Inc.
Condensed Consolidated Statement of Cash Flows
(in millions)
(UNAUDITED)

	Twelve Months Ended
	December 31,
	2005	2004
Cash flows from operating activities:
Net income	$389.1	$166.4
Depreciation and amortization	199.9	143.3
Other adjustments to reconcile net income to cash provided by operating activities	127.3	57.3
Changes in working capital and other assets and liabilities	(104.3)	25.8

Cash provided by operating activities	612.0	392.8

Cash flows from investing activities:
Capital expenditures	(127.8)	(93.4)
Acquisitions, net of cash acquired	(278.8)	(336.1)
Proceeds from sale of business	111.3	—
Other investing activities	26.9	22.5

Cash used in investing activities	(268.4)	(407.0)

Cash flows from financing activities:
Proceeds from stock options exercised	148.1	136.0
Net change in debt	(152.5)	(12.1)
Other financing activities	(79.8)	(40.7)

Cash (used in) provided by financing activities	(84.2)	83.2

Effect of exchange rate changes on cash and cash equivalents	(14.7)	9.7

Net change in cash and cash equivalents	244.7	78.7

Cash and cash equivalents — beginning of period	162.5	83.8

Cash and cash equivalents — end of period	$407.2	$162.5

Table 5
Fisher Scientific International Inc.
Statement of Operations
Supplemental Information
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended
	December 31, 2005			December 31, 2004
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted

Net sales	$1,423.9	$—	$1,423.9	$1,321.3	$—	$1,321.3

Cost of sales	926.0	0.2	926.2	896.8	(28.5)	868.3

Selling, general and administrative expense	307.4	(1.8)	305.6	378.4	(83.0)	295.4

Restructuring expense	5.2	(5.2)	—	6.2	(6.2)	—

Operating income	185.3	6.8	192.1	39.9	117.7	157.6

Interest expense	29.2	—	29.2	31.1	—	31.1

Other (income) expense, net	(3.4)	1.1	(2.3)	(25.6)	23.8	(1.8)

Income from continuing operations before income taxes	159.5	5.7	165.2	34.4	93.9	128.3

Income tax provision	42.3	1.1	43.4	(16.2)	50.7	34.5

Income from continuing operations	117.2	4.6	121.8	50.6	43.2	93.8

Income from discontinued operations	—	—	—	0.4	—	0.4

Net income	$117.2	$4.6	$121.8	$51.0	$43.2	$94.2

Diluted net income per common share	$0.91	$0.04	$0.95	$0.41	$0.35	$0.76

Diluted weighted average common shares outstanding	128.5		128.5	124.2		124.2

Additional Supplemental Information and Reconciliation of GAAP to Non-GAAP EPS

GAAP diluted earnings per share	$0.91			$0.41

Adjustments (above)	0.04			0.35

Intangible asset amortization, net of tax	0.07			0.07

Diluted earnings per share, excluding adjustments and intangible asset amortization, net of tax	$1.02			$0.83

Atos Medical Holding AB was sold on April 5, 2005, and is reflected as a discontinued operation for all periods presented.

Table 5A
Fisher Scientific International Inc.
Statement of Operations
Supplemental Information — Adjustments
(in millions)
(unaudited)
     Three Months Ended December 31, 2005

								Income From
								Continuing		Income	Income
								Operations	Income	From	From
		Cost of	SG&A	Restructuring	Operating	Interest	Other	Before	Tax	Continuing	Discontinued	Net
	Adjustments	Sales	Expense	Expense	Income	Expense	Expense	Income Taxes	Provision	Operations	Operations	Income
(1)	Acquisition and integration costs	$0.2	$(1.3)	$—	$1.1	$—	$—	$1.1	$(0.4)	$1.5	$—	$1.5
(2)	Restructuring expense	—	—	(5.2)	5.2	—	—	5.2	1.7	3.5	—	3.5
(3)	Asset impairment and other costs	—	(0.5)	—	0.5	—	—	0.5	0.2	0.3	—	0.3
(4)	Debt refinancing costs	—	—	—	—	—	(0.8)	0.8	0.3	0.5	—	0.5
(5)	Gain on sale of investment	—	—	—	—	—	1.9	(1.9)	(0.7)	(1.2)	—	(1.2)
(6)	Income taxes	—	—	—	—	—	—	—	—	—	—	—

		$0.2	$(1.8)	$(5.2)	$6.8	$—	$1.1	$5.7	$1.1	$4.6	$—	$4.6

     Three Months Ended December 31, 2004

								Income From
								Continuing		Income	Income
								Operations	Income	From	From
		Cost of	SG&A	Restructuring	Operating	Interest	Other	Before	Tax	Continuing	Discontinued	Net
	Adjustments	Sales	Expense	Expense	Income	Expense	Expense	Income Taxes	Provision	Operations	Operations	Income
(1)	Acquisition and integration costs	$(26.6)	$(11.3)	$—	$37.9	$—	$—	$37.9	$13.3	$24.6	$—	$24.6
(2)	Restructuring expense	—	—	(6.2)	6.2	—	—	6.2	2.0	4.2	—	4.2
(3)	Asset impairment and other costs	(1.9)	(65.7)	—	67.6	—	—	67.6	23.7	43.9	—	43.9
(4)	Debt refinancing costs	—	—	—	—	—	1.1	(1.1)	(0.3)	(0.8)	—	(0.8)
(5)	Gain on sale of investment, net of
	contribution to foundation	—	(6.0)	—	6.0	—	22.7	(16.7)	1.0	(17.7)	—	(17.7)
(6)	Income taxes	—	—	—	—	—	—	—	11.0	(11.0)	—	(11.0)

		$(28.5)	$(83.0)	$(6.2)	$117.7	$—	$23.8	$93.9	$50.7	$43.2	$—	$43.2

(1)	Represents planned inventory step-up ($0 and $22.6 before tax in 2005 and 2004, respectively) and integration and other costs ($1.1 and $15.3 before tax in 2005 and 2004, respectively).

(2)	Represents restructuring expenses, including employee termination and other exit costs associated with various consolidation projects.

(3)	Represents non-cash write-off of long-lived assets associated with the closure/exit of certain facilities and integration of business units in 2005 and 2004 and a write-off of goodwill in 2004 primarily related to the company’s laboratory workstations segment.

(4)	Represents refinancing costs and write-off of deferred financing fees.

(5)	Represents gain attributable to the sale of an investment of $1.9 pre-tax in 2005 and $22.7 pre-tax in 2004. Of the pre-tax gain in 2004, $6.0 was donated to Fisher’s foundation.

(6)	Represents a reduction of the company’s income tax provision related to finalizing certain domestic and foreign tax audits and negotiations.

Table 6
Fisher Scientific International Inc.
Statement of Operations
Supplemental Information
(in millions, except per share data)
(UNAUDITED)

	Twelve Months Ended
	December 31, 2005			December 31, 2004
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted

Net sales	$5,579.4	$—	$5,579.4	$4,627.3	$—	$4,627.3

Cost of sales	3,668.8	(31.5)	3,637.3	3,272.5	(90.4)	3,182.1

Selling, general and administrative expense	1,230.1	(22.8)	1,207.3	1,065.5	(91.1)	974.4

Restructuring expense	22.8	(22.8)	—	7.8	(7.8)	—

Operating income	657.7	77.1	734.8	281.5	189.3	470.8

Interest expense	109.3	5.3	114.6	104.8	—	104.8

Other (income) expense, net	60.3	(67.5)	(7.2)	(10.4)	6.1	(4.3)

Income from continuing operations before income taxes	488.1	139.3	627.4	187.1	183.2	370.3

Income tax provision	116.2	55.5	171.7	25.3	82.9	108.2

Income from continuing operations	371.9	83.8	455.7	161.8	100.3	262.1

Income from discontinued operations, including gain on disposal of $17.0, net of tax for the twelve-month period ended December 31, 2005	17.2	(16.3)	0.9	4.6	—	4.6

Net income	$389.1	$67.5	$456.6	$166.4	$100.3	$266.7

Diluted net income per common share	$3.05	$0.53	$3.58	$1.80	$1.09	$2.89

Diluted weighted average common shares outstanding	127.5		127.5	92.2		92.2

Additional Supplemental Information and Reconciliation of GAAP to Non-GAAP EPS

GAAP diluted earnings per share	$3.05			$1.80

Adjustments (above)	0.53			1.09

Intangible asset amortization, net of tax	0.27			0.23

Diluted earnings per share, excluding adjustments and intangible asset amortization, net of tax	$3.85			$3.12

Atos Medical Holding AB was sold on April 5, 2005, and is reflected as a discontinued operation for all periods presented.

Table 6A
Fisher Scientific International Inc.
Statement of Operations
Supplemental Information — Adjustments
(in millions)
(unaudited)
Twelve Months Ended December 31, 2005

								Income From
								Continuing		Income	Income
								Operations		From	From
		Cost of	SG&A	Restructuring	Operating	Interest	Other	Before	Income Tax	Continuing	Discontinued	Net
	Adjustments	Sales	Expense	Expense	Income	Expense	Expense	Income Taxes	Provision	Operations	Operations	Income
(1)	Acquisition and integration costs	$(28.0)	$(17.7)	$—	$45.7	$—	$0.5	$45.2	$15.1	$30.1	$—	$30.1
(2)	Restructuring expense	—	—	(22.8)	22.8	—	—	22.8	7.9	14.9	—	14.9
(3)	Asset impairment and other costs	(3.5)	(5.1)	—	8.6	—	—	8.6	3.1	5.5	—	5.5
(4)	Debt refinancing costs	—	—	—	—	—	(71.3)	71.3	25.7	45.6	—	45.6
(5)	Gain on sale of investment	—	—	—	—	—	3.3	(3.3)	(1.2)	(2.1)	—	(2.1)
(6)	Interest rate swaps	—	—	—	—	5.3	—	(5.3)	(1.9)	(3.4)	—	(3.4)
(7)	Atos Medical Holding AB	—	—	—	—	—	—	—	—	—	(16.3)	(16.3)
(8)	Income taxes	—	—	—	—	—	—	—	6.8	(6.8)	—	(6.8)

		$(31.5)	$(22.8)	$(22.8)	$77.1	$5.3	$(67.5)	$139.3	$55.5	$83.8	$(16.3)	$67.5

Twelve Months Ended December 31, 2004

								Income From Continuing		Income	Income
								Operations		From	From
		Cost of	SG&A	Restructuring	Operating	Interest	Other	Before	Income Tax	Continuing	Discontinued	Net
	Adjustments	Sales	Expense	Expense	Income	Expense	Expense	Income Taxes	Provision	Operations	Operations	Income
(1)	Acquisition and integration costs	$(88.5)	$(19.4)	$—	$107.9	$—	$—	$107.9	$38.4	$69.5	$—	$69.5
(2)	Restructuring expense	—	—	(7.8)	7.8	—	—	7.8	2.6	5.2	—	5.2
(3)	Asset impairment and other costs	(1.9)	(65.7)	—	67.6	—	—	67.6	23.7	43.9	—	43.9
(4)	Debt refinancing costs	—	—	—	—	—	(14.4)	14.4	5.4	9.0	—	9.0
(5)	Gain on sale of investment, net of contribution to foundation	—	(6.0)	—	6.0	—	22.7	(16.7)	1.0	(17.7)	—	(17.7)
(9)	Termination of F/X contract	—	—	—	—	—	(2.2)	2.2	0.8	1.4	—	1.4
(8)	Income taxes	—	—	—	—	—	—	—	11.0	(11.0)	—	(11.0)

		$(90.4)	$(91.1)	$(7.8)	$189.3	$—	$6.1	$183.2	$82.9	$100.3	$—	$100.3

(1)	Represents planned inventory step-up ($20.7 and $82.9 before tax in 2005 and 2004, respectively), integration and other costs ($25.0 and $25.0 before tax in 2005 and 2004, respectively) and other nonrecurring income ($0.5 and $0.0 before tax in 2005 and 2004, respectively) associated with acquisitions and integration.

(2)	Represents restructuring expenses, including employee termination and other exit costs associated with various consolidation projects.

(3)	Represents non-cash write-off of long-lived assets and other facility related charges associated with the closure/exit of certain facilities and integration of business units in 2005 and 2004 and a write-off of goodwill in 2004 primarily related to the company’s laboratory workstations segment.

(4)	Represents refinancing costs primarily incurred in connection with the cash tender offer and redemption of the 8% senior subordinated notes and the cash tender offer and open market purchases of the 8 1/8% senior subordinated notes in 2005. The 2004 amount represents charges associated with deferred financing fees.

(5)	Represents a gain attributable to the sale of an investment of $3.3 pre-tax in 2005 and $22.7 pre-tax in 2004. Of the pre-tax gain in 2004, $6.0 was donated to Fisher’s foundation.

(6)	Represents gain recognized on termination of interest rate swaps.

(7)	Represents the gain on sale of Atos Medical Holding AB, net of stock compensation expense related to the acceleration of stock options.

(8)	Represents a reduction of the company’s income tax provision related to finalizing certain domestic and foreign tax audits and negotiations.

(9)	Represents charge associated with termination of a foreign currency exchange contract.